CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Independent Accountants" in the Prospectus and "Financial Statements," "Financial Highlights" and "Experts" in the Statement of Additional Information and to the inclusion in this Registration Statement (Form N-14) (No. 333-31496) of Vanguard Fenway Funds, of our report dated November 8, 1999, included in the 1999 annual report to shareholders of the Turner Funds.


/s/ Ernst & Young LLP


Philadelphia, Pennsylvania
March 10, 2000